Exhibit 10.27.7

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”), is made effective June 30, 2009, by and between PRIME OFFSHORE L.L.C., a Delaware limited liability company (“Pledgor”) and GUARANTY BANK, FSB, a federal savings bank, as Agent for the lenders party to that certain Amended and Restated Credit Agreement dated effective March 31, 2008, as amended on the effective date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Pledgor, such lenders (the “Lenders”) and Guaranty Bank, FSB, as administrative agent for the Lenders (in such capacity, “Secured Party”).

R E C I T A L S:

A. Pledgor, the Lenders and Secured Party are parties to the Credit Agreement.

B. Pledgor owns 100% of the general partner interest in FWOE Partners L.P., a Delaware limited partnership (the “Partnership”).

C. Secured Party and the Lenders have conditioned extensions of credit to Pledgor under the Credit Agreement upon, among other things, the execution and delivery of this Agreement by Pledgor.

D. Terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with, and for the benefit of, Secured Party as follows:

SECTION 1. Grant of Pledge Interest. As security for the obligations specified in Section 2 hereof, Pledgor hereby grants to Secured Party a continuing security interest in all of its right, title and interest in and to the following described property, all of which is hereinafter collectively referred to as the “Collateral”:

(a) Partnership Interests. Pledgor’s entire general partner interest in the Partnership, which currently consists of 100% of the general partnership interest in the Partnership. Without limiting the generality of the foregoing, Secured Party is hereby granted a security interest in all of Pledgor’s right, title and interest arising under that certain Amended and Restated Agreement of Limited Partnership dated August 22, 2005 (the “Partnership Agreement”) including, without limitation, all rights of Pledgor to receive any and all monies, properties, payments and distributions thereunder, whether in respect of operating profits, sales, exchanges, condemnations or insured losses of any of Partnership’s assets, the liquidation of any of Partnership’s assets and affairs, guaranteed payments, reimbursement of expenses, or otherwise (collectively the “Distributions”); all rights, powers and prerogatives of Pledgor arising under the Partnership Agreement or under law relating to the general partnership interest of Pledgor, including, without limitation, all rights of Pledgor, if any, to control and manage the business of the Partnership and to vote on any matter specified therein or under law; all rights of Pledgor to cause an assignee to be substituted in the Partnership as a partner in the place and stead of Pledgor; all rights and claims of Pledgor for damages arising out of or for breach of or default under the Partnership Agreement; all rights of Pledgor to access to the books and records of the Partnership and to other information concerning or affecting the Partnership and all rights of Pledgor to terminate the Partnership Agreement, if any, to perform thereunder, to compel performance and otherwise to exercise all remedies thereunder; in each of the foregoing cases, whether such rights, interests and assets are now owned or hereafter acquired and including all of Pledgor’s interest in any partnership or other entity which is a successor to or continuation of either Partnership.

(b) Proceeds, Substitutions, Etc. To the extent not included in the items of Collateral set forth in paragraph (a) above, any and all proceeds, products, increases, substitutions, replacements, repairs, additions and accessions to or of such items of Collateral, including, without limitation, all insurance and the proceeds thereof, all condemnation proceeds or the proceeds of any other form of taking thereof and all real property, equipment, inventory, accounts, general intangibles, contract rights, documents, instruments, chattel paper, money, deposit accounts and other tangible or intangible property received upon the sale or disposition of any of the foregoing now existing or hereafter arising.

With respect to each particular item of Collateral, the security interest herein granted shall attach immediately upon Pledgor’s execution hereof or as soon as Pledgor acquires rights in and to such item of Collateral, whichever is later. Nothing in this Agreement shall be deemed to constitute an assumption by Secured Party of any liability or obligation of Pledgor with respect to any of the Collateral.

SECTION 2. Obligations Secured. This Agreement secures and the Collateral is security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) of (a) all indebtedness now or hereafter existing, whether for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), or payments of fees, expenses or otherwise, owing by Pledgor under the Credit Agreement and (b) all obligations, indebtedness and liabilities of Pledgor now or hereafter existing under this Agreement or any other security document securing payment of such obligations (all such obligations, indebtedness and liabilities referred to in (a) and (b) of this Section being the “Secured Obligations”).

SECTION 3. Assignment of Partnership Interest. Concurrently herewith Pledgor shall execute and deliver to Secured Party a fully executed Subordinated Assignment of Partnership Interest in the form attached hereto as Exhibit “A” with respect to the Partnership. Pledgor hereby authorizes Secured Party, after the occurrence of an Event of Default, after the expiration of any applicable cure period therefor and upon the completion of a sale conducted pursuant to Article 9 of the Uniform Commercial Code (the “Code”) in effect in the State of Texas at that time, to complete the Assignment of Partnership Interest, and if the assignee is not Secured Party to fill in the name of the purchaser of the Collateral at a sale conducted pursuant to Article 9 of the Code as the assignee, and the date on which such sale was conducted, and, thereafter, to deliver one fully executed original to the other partners of the Partnership. Pledgor agrees that the Partnership and its constituent partners shall be entitled to rely conclusively on such Subordinated Assignment of Partnership Interest and shall have no liability to Pledgor for any loss or damage which Pledgor may incur by reason of said reliance, this provision being expressly for the benefit of such partners.

SECTION 4. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, unless and until an Event of Default shall have occurred and the Collateral is sold at a foreclosure sale, Pledgor shall remain liable under the Partnership Agreement to perform all of Pledgor’s obligations thereunder to the same extent as if this Agreement had not been executed, and the exercise by Secured Party of any of its rights hereunder shall not release Pledgor from any of Pledgor’s obligations under the Partnership Agreement except as expressly otherwise provided by law. Unless and until the Collateral is sold to Secured Party at a foreclosure sale, Secured Party shall not have any obligation or liability under the Partnership Agreement by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations of Pledgor thereunder or to take any action to collect or to enforce any claim for payment assigned hereunder. From and after the date the Collateral is sold at a foreclosure sale, the purchaser thereof shall be bound by all applicable provisions of the Partnership Agreement.

SECTION 5. Representations and Warranties. Pledgor hereby represents and warrants to Secured Party that:

(a) Pledgor is duly organized, existing and in good standing in its jurisdiction of organization and has full power and authority to make and deliver this Agreement.

(b) The execution, delivery and performance of this Agreement by the Pledgor have been duly authorized by all necessary organizational action and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its organizational documents or any agreement presently binding on it.

(c) This Agreement has been duly executed and delivered by the authorized officers, partners, managers or members, as the case may be, of Pledgor and constitutes its lawful, binding and legally enforceable obligation, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar laws then in effect affecting the rights of creditors generally and general equitable principles.

(d) The authorization, execution, delivery and performance of this Agreement does not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.

(e) Pledgor’s rights to the Distributions are valid, enforceable under the Partnership Agreement in accordance with its terms and are not subject to any defense, offset, counterclaim or contingency whatsoever, except as provided in the Partnership Agreement.

(f) Except for the security interest granted herein, Pledgor has, and will at all times during the term hereof have, valid title to all and every part of the Collateral, free and clear of any lien or security interest.

(g) Upon the execution and delivery of this Agreement by Pledgor and the filing of appropriate financing statements with the appropriate governmental agencies or, as applicable, upon Secured Party’s taking possession of the Collateral, Secured Party shall have a perfected security interest in and to the Collateral having first priority for the full amount of all of the Secured Obligations.

(h) Neither the execution and delivery of this Agreement by Pledgor nor the lawful exercise by Secured Party of any of its rights and remedies hereunder, whether upon default or otherwise, will result in a breach of or constitute a default under the Partnership Agreement or any other agreement or instrument to which Pledgor is a party or by which any of the Collateral is bound, nor violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree of any court or administrative agency binding upon Pledgor, nor does any of the foregoing require the consent of any person, entity or governmental agency or any notice or filing with any governmental or regulatory body (except as may be required in connection with any sale or disposition of the Collateral by laws affecting the offering and sale of securities generally).

(i) There is no action nor legal, administrative or other proceeding pending or, to the best of Pledgor’s knowledge, threatened which affects Pledgor’s title to the Collateral or Pledgor’s grant of a security interest hereunder, nor does Pledgor know of any basis for the assertion of any such claim.

(j) The place where Pledgor keeps its books and records concerning the Collateral and a true, complete and conformed copy of each Partnership Agreement is and will remain 9821 Katy Freeway, Suite 1050, Houston, Texas 77024, or at such other address as Pledgor may designate in writing to Secured Party. None of the Collateral is evidenced by a promissory note or other instrument.

(k) Any and all information heretofore furnished to Secured Party by Pledgor in connection with the financial condition, assets, liabilities, business or prospects of the Partnership or the value or condition of the Collateral is true and correct in all material respects when furnished, and all such information hereafter furnished to Secured Party by Pledgor will be true and correct in all material respects when furnished.

SECTION 6. Further Assurances. Pledgor agrees at any time and from time to time, at the expense of Pledgor, promptly to execute and to deliver all further instruments and documents, and to take all further action, that may be necessary as reasonably requested by Secured Party in order to perfect and to protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and to enforce its rights and remedies hereunder with respect to any of the Collateral.

SECTION 7. Affirmative and Negative Covenants.

(a) Pledgor shall not (i) sell, assign, transfer, exchange, lease, lend or dispose of (directly, indirectly, or voluntarily), or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any security interest or lien in or with respect to the Collateral, except for the security interest in favor of Secured Party. The inclusion of “proceeds” as a component of the Collateral shall not be deemed a consent by Secured Party or the Lenders to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Collateral.

(b) Pledgor shall not take any action in Pledgor’s capacity as general partner of the Partnership to (i) cause or permit the Partnership Agreement to be amended or terminated; (ii) waive, postpone or modify Pledgor’s rights to receive any Distributions under the Partnership Agreement; or (iii) waive any default or breach of the Partnership Agreement.

(c) Pledgor shall, at its own expense, perform and observe all of the terms and provisions of the Partnership Agreement to be performed or observed by Pledgor, maintain the Partnership Agreement in full force and effect, and enforce Pledgor’s rights under the Partnership Agreement in accordance with its terms. Pledgor shall promptly deliver to Secured Party any notice of default which Pledgor receives with respect to the Partnership Agreement.

(d) Pledgor shall comply with all laws, statutes and regulations pertaining to its ownership of the Collateral. Pledgor shall pay or cause to be paid all taxes and other levies with respect to the Collateral when the same become due and payable except such as are being contested in good faith by appropriate proceedings, where the effect of such proceedings is to stay any enforcement in respect of such unpaid taxes.

(e) Pledgor shall promptly notify Secured Party in writing of any event which materially adversely affects the value of the Collateral, the ability of Pledgor or Secured Party to dispose of the Collateral or the rights and remedies of Secured Party in relation thereto, including, but not limited to, the levy of any legal process against the Collateral and the adoption of any order, arrangement or procedure affecting the Collateral, whether governmental or otherwise. Pledgor shall also promptly notify Secured Party in writing of any event which adversely affects the financial condition, assets, liabilities, business, operations or prospects of the Partnership in any material respect.

SECTION 8. Rights of Pledgor with Respect to Collateral.

(a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual and other rights pertaining to the Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement (including, without limitation, Section 7(b) hereof) or the Note; provided, however, that Pledgor shall not exercise or shall refrain from exercising any such right if it would result in an Event of Default.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) Secured Party shall have the right to have the Collateral transferred into the name of Secured Party pursuant to Section 3 hereof.

(ii) All rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 8(a) above and to receive Distributions shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereafter upon notice to Pledgor have the sole right to exercise such voting and other consensual rights and to receive 100% of all Distributions, which shall be promptly applied by Secured Party against the Secured Obligations in the order and manner specified in Section 12(d) hereof.

(iii) All Distributions which are received by Pledgor contrary to the provisions of Section 8(b)(ii) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor, and forthwith shall be paid over to Secured Party as pledged Collateral in the same form as received (with any necessary endorsements).

SECTION 9. Performance by Secured Party. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform or cause the performance of such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 16. However, nothing in this Agreement shall obligate Secured Party to act.

SECTION 10. Secured Party Appointed Attorney-in-Fact. Pledgor hereby appoints Secured Party Pledgor’s attorney-in-fact with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time (but only upon an Event of Default) in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other Distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

SECTION 11. Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

SECTION 12. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, Secured Party is, subject to the Credit Agreement, entitled to exercise any one or more of the following remedies:

(a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code, and Secured Party may also without notice except as specified below sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party in its sole discretion may deem commercially reasonable. Pledgor agrees that at least 20 days’ written notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale. To the extent permitted by law, Secured Party may be the purchaser of the Collateral.

(b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof Pledgor acknowledges that any such private placement, whether through public or private sale under the Code, may be at prices and on terms less favorable to Secured Party than those obtainable through a public offering made pursuant to a registration statement under the Securities Act, and, notwithstanding such circumstances, agrees that any such private placement, whether through public or private sale under the Code, shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in a public offering and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public offering requiring registration under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

(c) If Secured Party decides to exercise its right to sell any or all of the Collateral, upon written request, Pledgor shall furnish to Secured Party all such information as Secured Party may reasonably request in order to determine the Collateral which may be sold by Secured Party as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d) Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be promptly applied (after payment of any amounts payable to Secured Party pursuant to Section 16) in whole or in part by Secured Party against all or any part of the Secured Obligations in such manner as Secured Party may elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(e) Secured Party shall not be obligated to resort to its rights or remedies with respect to any other security for or guaranty of payment of the Secured Obligations before resorting to its rights and remedies against Pledgor hereunder. All rights and remedies of Secured Party shall be cumulative and not in the alternative.

(f) To the extent the Collateral consists of Pledgor’s entire interest in the Partnership, Secured Party may pursue and enforce its rights and remedies only as to the Distributions, reserving the discretion to pursue or not pursue its rights as to the balance of the Collateral at a later date.

(g) To the extent the exercise by Secured Party of any remedy afforded herein requires the consent or approval of any governmental agency or regulatory body, the right of Secured Party to exercise such remedy shall be conditioned upon receipt by Secured Party of such consent or approval. In furtherance of the exercise by Secured Party of the power of sale granted to it herein, Pledgor agrees that, upon request of Secured Party and without expense to Secured Party, Pledgor shall use its reasonable best efforts to obtain all necessary approvals from all applicable federal, state and local governmental agencies, authorities and instrumentalities for the sale by Secured Party of the Collateral, or any part thereof, or the transfer to the successful bidder or prospective purchaser of any governmental licenses or franchise necessary to allow it to conduct the business or activities for which the Collateral is intended.

SECTION 13. No Partner. Notwithstanding anything to the contrary contained herein, until such time, if any, as Secured Party or a successor thereto acquires the Collateral following the occurrence of an Event of Default, neither Secured Party nor any successor-in-interest thereof shall be deemed to be a partner in the Partnership. The security interests granted to Secured Party herein are collateral assignments only, serving as security for the Secured Obligations.

SECTION 14. LIABILITY AND INDEMNIFICATION. SECURED PARTY SHALL NOT BE LIABLE TO PLEDGOR FOR ANY ACT OR OMISSION BY SECURED PARTY UNLESS SECURED PARTY’S CONDUCT CONSTITUTES WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. PLEDGOR AGREES TO INDEMNIFY AND TO HOLD SECURED PARTY HARMLESS FROM AND AGAINST ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, REASONABLE COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS) WITH RESPECT TO (I) ANY ACTION TAKEN OR ANY OMISSION BY SECURED PARTY WITH RESPECT TO THIS AGREEMENT, PROVIDED THAT SECURED PARTY’S CONDUCT DOES NOT CONSTITUTE WILLFUL MISCONDUCT OR NEGLIGENCE, (II) ANY CLAIMS ARISING OUT OF PLEDGOR’S OWNERSHIP OF THE COLLATERAL OR SECURED PARTY’S SECURITY INTEREST THEREIN, OR (III) SECURED PARTY’S ENFORCING THIS AGREEMENT AGAINST PLEDGOR WHETHER OR NOT SUIT IS FILED, INCLUDING, WITHOUT LIMITATION, ALL REASONABLE COSTS, REASONABLE ATTORNEYS’ FEES AND EXPENSES ACTUALLY EXPENDED OR INCURRED BY SECURED PARTY IN CONNECTION WITH, OR IN DEFENSE OF, ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION, ARRANGEMENT OR OTHER SIMILAR PROCEEDING INVOLVING PLEDGOR WHICH IN ANY WAY AFFECTS THE EXERCISE BY SECURED PARTY OF ITS RIGHTS AND REMEDIES HEREUNDER.

SECTION 15. Continuing Security Interest; Assignment of Obligations. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations or the written termination of this Agreement by Secured Party, (b) be binding upon Pledgor, its successors and assigns, (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its heirs, devisees, personal representatives and permitted assigns, (d) constitute, along with the other documents referred to herein, the entire agreement between Pledgor and Secured Party with respect to the subject matter hereof, and (e) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable.

SECTION 16. Expenses. Pledgor will, upon demand, pay to Secured Party all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of Secured Party hereunder, and (d) the failure by Pledgor to perform or to observe any of the provisions hereof.

SECTION 17. Obligations Unconditional. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension or renewal of this Agreement, the Secured Obligations, or any document or instrument evidencing, securing or otherwise relating to the Secured Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Secured Obligations or any document or instrument evidencing, securing or otherwise relating to the Secured Obligations, or any exercise or failure to exercise any right, remedy, power or privilege in respect of the Secured Obligations. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

SECTION 18. Return of Collateral. Subject to any duty imposed by law or by contract to the holder of any subordinate lien on the Collateral known to Secured Party, and subject to the direction of a court of competent jurisdiction, upon payment in full of the Secured Obligations, Pledgor shall be entitled to return of the Collateral in the possession of Secured Party; provided, however that Secured Party shall not be obligated to return to Pledgor or deliver to the holder of any subordinate lien any such Collateral until such time, but in no event to exceed ninety days after payment in full of the Secured Obligations, as Secured Party is reasonably satisfied that the payment of the Secured Obligations is not subject to being recaptured under applicable bankruptcy laws. The return of Collateral, however effected, shall be without recourse to Secured Party. The return of Collateral shall be effected without representation or warranty and shall entitle Pledgor to all necessary endorsements, without recourse or warranty.

SECTION 19. Amendments, Waiver. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 20. Notices. All notices, requests, demands, directions and other communications provided for hereunder must be in writing and must be mailed, certified or registered mail, return receipt requested, telegraphed, telecopied, delivered or sent by cable or electronic mail to the appropriate party (and to the persons so designated to receive copies thereof) at the addresses set forth below. Any notice, request, demand, direction or other communication required or permitted hereunder which is given by mail will be effective on the earlier of receipt or the third business day after deposit in the United States mail with certified or registered postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when received; or if given by personal delivery, when delivered. Notices shall be addressed as follows:

If to Pledgor:	Prime Offshore L.L.C. Attn: Beverly A. Cummings 1 Landmark Square, 11th Floor Stamford, Connecticut 06901 Facsimile: (713) 461-9396 E-mail: bcummings@primeenergy.com

If to Secured Party:	Guaranty Bank, FSB Attn: Oil and Gas Banking 8333 Douglas Avenue Dallas, Texas 75225 Facsimile: (713) 890-8868 E-mail: david.mccarver@guarantybank.com

Addresses for notices, requests, demands, directions and other communications provided for hereunder, and/or the persons so designated to receive copies thereof, may be redesignated by a party by a written notice sent to all of the other parties hereunder.

SECTION 21. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each necessary party hereto and shall constitute one instrument.

SECTION 22. Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

SECTION 23. Reinstatement of Rights. Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Pledgor, or any other person, all as though such amount had not been paid.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PLEDGOR:

PRIME OFFSHORE L.L.C.

By:
Name:
Title:

(Signatures continue on following page)

SECURED PARTY:

GUARANTY BANK, FSB, as Agent

By:
W. David McCarver IV
Vice President

EXHIBIT “A”

ASSIGNMENT OF PARTNERSHIP INTEREST

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Prime Offshore L.L.C., a Delaware limited liability company (“Assignor”), hereby sells, assigns, transfers and conveys to                                                               (“Assignee”), all of its right, title and interest in and to its partnership interest in FWOE Partners L.P., a Delaware limited partnership (the “Partnership”), including, without limitation, Assignor’s right to receive from the Partnership all amounts payable to Assignor from and after the date hereof in consideration of the foregoing transfer.

Assignee agrees that, subject to the immediately preceding sentence, it shall be bound by all of the terms and provisions of the partnership agreement governing the Partnership and shall perform and observe all of the covenants, duties and obligations contained therein from and after the date of Assignee’s admission as a partner in the Partnership.

IN WITNESS WHEREOF, this Assignment of Partnership Interest is executed as of                     , 20    .

ASSIGNOR:

PRIME OFFSHORE L.L.C.

By:
Beverly A. Cummings
Chief Executive Officer

ASSIGNEE:

A-i